PDT, INC.
                       AMENDED AND RESTATED SELLING AGENT
                                OPTION AGREEMENT

     This PDT, Inc. Selling Agent Option Agreement (the "Agreement") is made and entered into at Santa Barbara, California, on the date hereinafter set forth by and between PDT, INC., a Delaware Corporation, hereinafter called the "Company", and the undersigned, hereinafter called the "Optionee".

WHEREAS:

A. The Optionee has had this Agreement transferred from a person or persons who acted as an agent of the Company in selling Convertible Notes for the Company pursuant to the Proposed Terms for Convertible Notes dated (DATE) (the "Note Offering") pursuant to which the Company offered for sale THREE MILLION DOLLARS ($3,000,000) of 3 Year Convertible Notes, convertible into Common Stock of the Company at a price which is the lesser of: (i) the Offering Price per Share at the Company's Initial Public Offering (the "IPO"); or (ii) F: per Share; and FOUR DOLLARS ($4.00) per Share; and

B. The Optionee is entitled to an option to acquire the amount of Common Stock of the Company as set forth on the signature page hereof (the "Option Shares") at a price per share (the "Option Price") as set forth on the signature page hereof in the manner hereinafter provided, as of the date set forth on the signature page hereof (the "Grant Date").

NOW, THEREFORE, in consideration of the premises and promises, warranties and representations herein contained, it is agreed as follows:

     1. GRANT OF OPTION. Subject to the conditions set forth herein, the Company hereby grants to the Optionee the right, privilege and option to purchase the Option Shares.

     2. METHOD OF EXERCISE. Stock purchased under this Option shall, at the time of purchase, be paid for in full. To the extent that the right to purchase shares has accrued hereunder, this Option may be exercised, from time to time, by written notice to the Company stating the number of shares with respect to which this Option is being exercised and the time of delivery thereof, which shall be at least thirty (30) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the time specified in such notice, the Company shall, without transfer or issue tax to the Optionee, deliver to him by certified mail, a certificate or certificates for such shares, against the payment of the Option Price, in full, for the number of shares to be delivered, by certified or bank cashier's check, or the equivalent thereof acceptable to the Company. Provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any requirements of any state or federal agency or any securities exchange. If the Optionee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice given by the Optionee, upon tender and delivery of said shares, the Optionee's right to exercise this Option with respect to such undelivered shares shall be terminated. The Option may only be exercised in increments of ONE HUNDRED (100) shares, or more.

     3. TERMINATION OF OPTION. Except as herein otherwise stated, this Option, to the extent not theretofore exercised, shall terminate forthwith on: December 31, 1999.

     4. REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE. The Optionee hereby represents and warrants to the Company, as of the date hereof and as of the date or dates on which any Option Shares are purchased hereunder, that Optionee is an Accredited Investor within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). The specific category or categories of Accredited Investor applicable to the undersigned are as follows:

     4.1 A. THROUGH C ARE APPLICABLE TO INDIVIDUALS (Please INITIAL applicable blanks):

     A________ Optionee is a director or executive of officer of the Company

     B.________ Optionee is a natural person and has a net worth either alone or with Optionee's spouse, of more than $1,000,000

     C._______ Optionee is a natural person and had income in excess of $200,000
          ($300,000 including income of spouse) during each of the previous two years and expects to have income in excess of such amounts during the current year.

     4.2 D. THROUGH N ARE APPLICABLE TO NON-INDIVIDUALS (Please INITIAL applicable blanks):

     D. _______Optionee is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, and the purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the potential investment.

     E._________ Optionee is a bank as defined in Section 3(a)(2) of the Act.

     F.________ Optionee is a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

     G.________ Optionee is an insurance company as defined in Section 2(13) of the Act.

     H.   ________Optionee   is  an  investment  company  registered  under  the
          Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Act.

     I _________Optionee is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) ofthe Small Business Investment Act of 1958.

     J._________  Optionee  is an  employee  benefit  plan within the meaning of
          Title I of the Employee Retirement Income Security Act of 1974 that either (i) has its investment decisions made by a plan fiduciary, as defined by Section 3(21) of such Act, which is a bank, savings and loan association, insurance company or a registered investment adviser, or (ii) has total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are Accredited Investors as described herein.

     K._________ Optionee is a private business development company as defined by Section 202(a)(22) of the Investment Advisors Act of 1940.

     L._________ Optionee is an organization described in Section 501(c)(3) of the Internal Revenue Code that has assets in excess of $5,000,000.

     M._________ Optionee is a Corporation or Partnership, not formed for the specific purpose of acquiring the Notes, with total assets in excess of $5,000,000.

     N._________ Optionee is an entity in which all of the equity owners are Accredited Investors within categories A through M (but not L) above.


     4.3 Optionee has a pre-existing personal or business relationship with the Company or one or more of its officers, directors or controlling persons as more fully described as follows:

(Describe relationship - if none, so state)

     4.4 Optionee is, by reason of Optionee's business or financial experience, capable of evaluating the merits and risks of this Investment and of protecting Optionee's own interests in connection with this investment. Briefly described Optionee's business or financial experience with purchasing securities similar to the Option Shares or otherwise:

     4.5 Optionee acknowledges that Optionee has received and carefully reviewed a copy of the Note Offering and has read the disclosures set forth in the Note Offering and any other materials that may have been provided to Optionee. Optionee has had the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the Offering and the Company. Optionee recognizes that the Company has a limited operating history and is a speculative venture, and that if an investment is made therein, Optionee may lose the entire amount of Optionee's investment. Optionee acknowledges that Optionee has been provided with the opportunity to obtain any additional information necessary to verify the accuracy of all information provided to Optionee in the Note Offering.

     4.6 In deciding whether to acquire the Option Shares, the Optionee has relied, and will rely, exclusively upon consultations with his legal, financial and tax advisors with respect to the nature of the investment and the information provided by the Company in the Note Offering. None of the Optionee's advisors are affiliated with, or compensated directly or indirectly, by the Company or any affiliate or selling agent of the Company.

     4.7 Optionee understands that neither the Department of Corporations of the State of California, nor the Securities and Exchange Commission, nor any other governmental agency having jurisdiction over the sale and issuance of the Option Shares will make any finding or determination relating to the appropriateness for investment of the Option Shares and that none of them has or will recommend or endorse the Option Shares.

     4.8 The Optionee represents that the Option Shares will be purchased for Optionee's own account for investment and will not be purchased with a view to the sale or distribution thereof, and that the Optionee has no intention of distributing or reselling any portion of the Option or the Option Shares which Optionee is receiving or may purchase. Optionee acknowledges that the Option and the Option Shares have not been, and will not be, registered under the Act, and must be held indefinitely unless subsequently registered under the Act or an exemption for such registration is available. The Optionee also acknowledges that Optionee is fully aware of the restrictions on disposing of the Option Shares resulting from the provisions of the Act and the General Rules and Regulations of the Securities and Exchange Commission thereunder. Optionee further understands that the Option Shares have not been, and will not be, qualified under the California Law on the ground that the sale thereof is exempt under the applicable provisions of the California Law.

     4.9 Optionee understands that the ability to transfer the Option Shares is also restricted under the terms of the Company's Certificate of Incorporation, and that the Company and the other shareholders of the Company have certain rights of first refusal with respect to the Option Shares.

     4.10 Optionee recognizes that there is not a public market for the shares of the Company and that there is no assurance that there will be such a market for these securities. Optionee understands that the shares may have to be held indefinitely due to the lack of such a market.

     4.11 Optionee represents that Optionee possesses such knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of investment in the Option Shares. Optionee also has the degree of sophistication in these matters necessary to understand (1) the financial and operational information provided to Optionee relating to the Company, and (2) the potential risk of losing all or a portion of Optionee's investment in the Option Shares. The Optionee represents that Optionee is able to bear the economic risk of a loss of investment in the securities, that Optionee has funds adequate to meet personal needs and contingencies, and that Optionee has no need for liquidity of the investment in the Option Shares.

     4.12 Optionee recognizes that "stop transfer" instructions will be issued against any stock certificates under this Option and that the following legends will be placed on the stock certificates issued for the securities:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL TRANSFER AND OTHER RESTRICTIONS AND A RIGHT OF FIRST REFUSAL CONTAINED IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION. ANY ATTEMPTED TRANSFER WHICH WOULD VIOLATE THESE RESTRICTIONS IS VOID. COPIES OF THE CERTIFICATE OF INCORPORATION ARE ON FILE WITH THE SECRETARY OF THE CORPORATION.

     5. RECLASSIFICATION, CONSOLIDATION OR MERGER. If, and to the extent that the number of issued shares of Common Stock of the Company shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in stock, or the like (but excluding dividends payable in cash), the number of Option Shares subject to this Option, and the Option Price therefore, shall be proportionately adjusted. If the Company is reorganized or consolidated, or merged with any other corporation, the Optionee shall be entitled to receive options covering shares of such reorganized, consolidated or merged Company in the same proportion, at an equivalent price, and subject to the same conditions. For purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to this Option immediately after the reorganization, consolidation or merger over the aggregate Option Price of such shares, shall not be more than the excess of the aggregate fair market value of all shares subject to this Option immediately before such reorganization, consolidation or merger over the aggregate Option Price of such shares, and the new option or the assumption of the old option shall not give the Optionee additional benefits which he did not have under the old option.

     6. RIGHTS PRIOR TO EXERCISE OF OPTION. The Optionee shall have no rights as a shareholder of shares subject to this Option until payment of the Option Price and the delivery of such shares as herein provided.

     7. RESTRICTIONS ON ISSUANCE OF SHARES. The Company shall not be obligated to sell and issue any shares pursuant to this Option, unless permission to issue said shares has first been obtained from the Commissioner of Corporations of the State of California, and further, unless the shares with respect to which this Option is exercised are, a the time, effectively registered, or exempt from registration, under the Securities Act of 1933, as amended.

     8. TRANSFER OF OPTION. This Option may be transferred by the Optionee with the prior written consent of the Company, which shall not be unreasonably withheld, and subject to the transferee qualifying as an Accredited Investor and making the same representations to the Company as set forth in Paragraph 5. hereof.

     9. COMPLETE PAYMENT AND RELEASE. The Optionee acknowledges by the Optionee's signature hereto that Option has received full payment from the Company for any and all compensation due the Optionee pursuant to the Note Offering and that the Optionee unconditionally and fully releases the Company from and against any and all claims against the Company, of any kind or nature, and whether known or unknown.

     The Optionee waives the rights of Section 1542 of the California Civil Code, which provides:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     10. BINDING EFFECT. This Option shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Selling Agent Option Agreement to be executed on this _____day of (MONTH) (YEAR).

"Company"
PDT, INC., a Delaware Corporation


By:  /s/ Gary S. Kledzik
------------------------
     Gary S. Kledzik
     CEO and Chairman

"Optionee"

(NAME)


Address:

(ADDRESS)

Tax Id. or Soc. Sec. Number:

(Social Security #)


OPTION SHARES:            NUMBER ( #)
OPTION PRICE:             $4.00